UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

InPhonic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2199384
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1010 Wisconsin Avenue, Suite 600 Washington, D.C.	20007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-116420.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The information contained in “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-116420), filed with the Securities and Exchange Commission (the “Form S-1 Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

1. Tenth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement.

2. Form of Eleventh Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1.1 to the Registrant’s Form S-1 Registration Statement.

3. Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1.1.1 to the Registrant’s Form S-1 Registration Statement.

4. Second Amended and Restated Bylaws of Registrant dated August 7, 2001, as amended by Amendment No. 1 dated June 10, 2003, incorporated by reference to Exhibit 3.1.2 to the Registrant’s Form S-1 Registration Statement.

5. Form of Third Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.1.3 to the Registrant’s Form S-1 Registration Statement.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

InPhonic, Inc.

Date: November 15, 2004

	By:	/s/ Walter W. Leach III
Walter W. Leach III
General Counsel

Exhibit Index

Exhibit Number	Description of Document
1	Tenth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement.

2	Form of Eleventh Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1.1 to the Registrant’s Form S-1 Registration Statement

3	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1.1.1 to the Registrant’s Form S-1 Registration Statement.

4	Second Amended and Restated Bylaws of Registrant dated August 7, 2001, as amended by Amendment No. 1 dated June 10, 2003, incorporated by reference to Exhibit 3.1.2 to the Registrant’s Form S-1 Registration Statement.

5	Form of Third Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.1.3 to the Registrant’s Form S-1 Registration Statement.